UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Caspian Court Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common shares, par value $0.001 per share	INFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2019, Infinera Corporation (the “Company”) entered into an Increase Joinder and Amendment Number One to Credit Agreement (the “Amendment”), with BMO Harris Bank N.A. and Wells Fargo Bank, National Association, as administrative agent (“Agent”).

The Amendment amends the terms of that certain Credit Agreement, dated as of August 1, 2019 (the “Credit Agreement”), by and among the Company, certain domestic subsidiaries of the Company as guarantors (“Guarantors” and together with the Company, the “Loan Parties”), the lenders party thereto from time to time, and Agent, to provide for an additional $50 million in aggregate principal amount of revolving commitments (the “Incremental Facility”) under the Credit Agreement (as amended, the “Credit Facility”). Availability under the Credit Facility will be based upon periodic borrowing base certifications valuing certain of the Loan Parties’ inventory and accounts receivable, as reduced by certain reserves. Outstanding borrowings under the Credit Facility will accrue interest at floating rates plus an applicable margin of 2.00% to 2.50% for LIBOR rate loans and 1.00% to 1.50% for base rate loans. The commitment fee payable on the unused portion of the Credit Facility is equal to 0.375% to 0.625% per annum based on utilization of the Credit Facility.

The Guarantors have provided an unconditional guaranty of all amounts owing under the Credit Facility and related credit documents. Pursuant to that certain Guaranty and Security Agreement (the “Guaranty and Security Agreement”), dated as of August 1, 2019, by and among the Company, the Guarantors from time to time party thereto and the collateral agent, the Loan Parties granted first-priority (subject to certain exceptions) security interests in their respective accounts, inventory, certain related assets, specified deposit accounts, and certain other accounts to secure the obligations under the Credit Agreement and the related credit documents. Future domestic material subsidiaries are also required to become a party to the Guaranty and Security Agreement.

The Incremental Facility is otherwise subject to substantially the same terms and conditions, including but not limited to conditions precedent to borrowing, representations and warranties, affirmative and negative covenants, financial covenants and events of default, as the existing revolving loan facility of up to $100 million in aggregate principal amount provided for under the Credit Agreement. As of the filing date, the Company has outstanding borrowings under the Credit Agreement of approximately $30 million in aggregate principal amount, which mature in March 2024.

The description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Increase Joinder and Amendment Number One to Credit Agreement, dated as of December 23, 2019, by and among Infinera Corporation, Wells Fargo Bank, National Association and BMO Harris Bank N.A.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: December 26, 2019	By:	/s/ Nancy Erba
Nancy Erba
Chief Financial Officer